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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-144885, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332, 333-52140, 333-59433, and 333-161771 on Forms S-8 and Registration Statement No. 333-161770 on Form S-3 of our report relating to the consolidated financial statements and consolidated financial statement schedule of Axiall Corporation (formerly known as Georgia Gulf Corporation) dated March 10, 2011 (February 24, 2012 as to the consolidated statement of comprehensive income for the year ended December 31, 2010 and February 28, 2013 as to comprehensive income for the year ended December 31, 2010 as presented within Note 19), appearing in this Annual Report on Form 10-K of Axiall Corporation for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
February 28, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM